Exhibit 99.1

For Immediate Release

Contact: David Messenger, CFO

Phone: 720.283.6120

UDR Announces Expiration and Final Results of Its Cash Tender Offer
for Its 81/2% Debentures Due September 15, 2024

DENVER, CO – September 4, 2009 – UDR, Inc. (NYSE: UDR — News), a leading multifamily real estate investment trust (REIT), today announced the expiration and final results of its previously announced cash tender offer for its 81/2% Debentures Due September 15, 2024 (CUSIP No. 910197AC6)(the “Notes”).

The tender offer expired at 11:59 P.M., Eastern Time, on September 3, 2009 (the “Expiration Time”). A total of $37,474,000 in aggregate principal amount of Notes, representing approximately 70.55% of the Notes outstanding, were validly tendered (and not withdrawn) in the tender offer, including Notes that were tendered at or prior to the extended early tender deadline that expired at 5:00 P.M., Eastern Time, on August 20, 2009 (the “Extended Early Tender Deadline”), and that were accepted for purchase by the Company.

Holders who validly tendered (and did not withdraw) their Notes at or prior to the Expiration Time and after the Extended Early Tender Deadline will receive tender offer consideration in the amount of $980 per $1,000 principal amount of Notes validly tendered and accepted for purchase, as set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated August 4, 2009. The settlement for such Notes is expected to occur today.

Wells Fargo Securities served as the Dealer Manager and Global Bondholders Services Corporation served as the Information Agent and Depositary for the tender offer.

Following the tender offer, there will be a total of $15,644,000 in principal amount of Notes outstanding.

About UDR, Inc.

UDR is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of August 1, 2009, UDR owned 44,990 apartment homes and had 1,916 homes under development. For over 37 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” The words “expect,” “intend,” “believe,” “anticipate,” “likely,” “will” and similar expressions generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, delays in completing developments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian Park project, expectations that automation will help grow net operating income, expectations on post-renovated stabilized annual operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.